                        As filed with the Securities and
                        Exchange Commission on April 24,
                                      1996.
                         Registration Statement No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                             OGLEBAY NORTON COMPANY
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           34-0158970
(State or other jurisdiction of                            (I.R.S. employer
incorporation or organization)                            identification no.)

                              1100 Superior Avenue
                           Cleveland, Ohio 44114-2598
                    (Address of principal executive offices)

                             OGLEBAY NORTON COMPANY
                            LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                            -------------------------

                              David G. Slezak, Esq.
                     Secretary and Director of Legal Affairs
                             Oglebay Norton Company
                              1100 Superior Avenue
                           Cleveland, Ohio 44114-2598
                                 (216) 861-3300

                      (Name, address, and telephone number,
                   including area code, of agent for service)

                            -------------------------

               Approximate date of offering hereunder: As soon as
            practicable after the effective date of this Registration
                                   Statement.

                            -------------------------

                         CALCULATION OF REGISTRATION FEE


                                                         Proposed                 Proposed
                                                         maximum                  maximum
Title of                                                 offering                 aggregate                Amount of
securities to                Amount to be                price per                offering                 registration
be registered                registered                  share                    price                    fee
- -------------                ----------                  -----                    -----                    ---
Common Stock
one dollar ($1.00)
par value
per share                    100,000 shs. (2)            $39.375 (3)              $3,937,500
(3)                          $1,357.76 (3)

(1) The Common Stock registered hereby includes associated rights (the "Rights") to purchase shares of Common Stock. Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable, are evidenced by the certificates representing the Common Stock, and will be transferred along with and only with the shares of Common Stock.
(2)      Maximum number of shares available for purchase under the Plan.
(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

                           The following documents heretofore filed
with the Commission are incorporated herein by reference and made a part hereof:
(a) the registrant's Annual Report on Form 10-K for the year ended December 31, 1995, (b) all reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in subsection
(a) above, and (c) a description of the registrant's Common Stock set forth in the registrant's Registration Statement filed with the Commission pursuant to
Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

                           All documents filed by the registrant
pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES

                           Not Applicable

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

                           Not Applicable

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Article Seventh, Paragraph (e) of the Restated Certificate of Incorporation of the Registrant provides as follows:

                           (e)(1)  Each person who was or is made a
party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, trustee, officer, employee, or agent or in any other capacity while serving as a director, trustee, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors, and administrators; provided, however, that, except as provided in Subsection (2) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Subparagraph (e) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                           (e)(2)  If a claim under Subsection (l) is
not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                           (e)(3)  The right to indemnification and the
payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Subparagraph (e) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

                           (e)(4)  The Corporation may purchase and
maintain insurance on behalf of any person who is or was a director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer or employee of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Subparagraph (e) or of the Delaware Corporation Law. The Corporation maintains liability insurance for all of its directors and officers ("D&O insurance"). This D&O insurance also insures the Corporation against amounts payable to indemnify directors and officers, subject to policy limits and retention amounts.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

                           Not Applicable

ITEM 8.           EXHIBITS

                           The Exhibits to the Registration Statement are
listed in the Exhibit Index on page 10 of this Registration Statement.

ITEM 9.           UNDERTAKINGS

                           (a)  The undersigned registrant hereby
undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                           (i)  To include any prospectus required by
                  Section 10(a)(3) of the Securities Exchange Act of 1993, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           (b)  The undersigned registrant hereby
undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (c)  The undersigned registrant hereby
undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act, and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                           (d)  Insofar as indemnification for
liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                           Pursuant to the requirements of the Securities Act
of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on April 24, 1996.

                             OGLEBAY NORTON COMPANY


                             By: /s/ David G. Slezak
                                --------------------
                         David G. Slezak, Secretary and
                            Director of Legal Affairs

                           Pursuant to the requirements of the
Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of April 24, 1996.

Signature                                           Title
- ---------                                           -----

/s/ R. Thomas Green, Jr.                            Chairman of the Board
- -----------------------                                  President, Chief
R.  Thomas Green, Jr.                                    Executive Officer and
                                                         Director (Principal
                                                         Executive
                                                         Officer)

/s/ Richard J. Kessler                              Vice President - Finance and
- -----------------------                                  Development (Principal
Richard J. Kessler                                       Financial and
                                                         Accounting
                                                         Officer)

/s/ Brent D. Baird                                  Director
- -----------------------
Brent D. Baird

/s/ Malvin E. Bank                                  Director
- -----------------------
Malvin E. Bank

/s/ William G. Bares                                Director
- -----------------------
William G. Bares

/s/ James T. Bartlett                               Director
- -----------------------
James T. Bartlett

/s/ Albert C. Bersticker                            Director
- -----------------------
Albert C. Bersticker

/s/ John J. Dwyer                                   Director
- -----------------------
John J. Dwyer

/s/ Ralph D. Ketchum                                Director
- ------------------------
Ralph D. Ketchum

/s/ Renold D. Thompson                              Director
- -----------------------
Renold D. Thompson

/s/ John D. Weil                                    Director
- -----------------------
John D. Weil

                                         OGLEBAY NORTON COMPANY

                                            INDEX TO EXHIBITS


Exhibit                 Description                                                          Page

4                       Instruments defining rights of
                        security holders, including
                        indentures:

   4(a)                 The Registrant is a party to
                        instruments, copies of which will
                        be furnished to the Securities and
                        Exchange Commission upon request,
                        defining the rights of holders of
                        its long-term debt

   4(b)                 Form of Rights Agreement                                             *

5                       Opinion of Thompson, Hine and
                        Flory as to the legality of
                        the securities to be
                        registered                                                           11

23.1                    Consent of Ernst & Young LLP


23.2                    Consent of Thompson, Hine and                                        N/A
                        Flory (included as part of
                        Exhibit 5)


* Incorporated by reference to Exhibit 4(b) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993.








                                      -10-